For further information, contact: TRADED: NYSE (IEX) EX-99.1 Jim Giannakouros, CFA Vice President, Investor Relations 847-313-9506 FOR IMMEDIATE RELEASE September 18, 2025 IDEX Corporation Announces Increase to Share Repurchase Authorization and Declares Regular Quarterly Cash Dividend NORTHBROOK, IL September 18, 2025 – IDEX Corporation (NYSE:IEX) announced today that its Board of Directors has increased the Company’s share repurchase authorization, bringing total repurchase capacity to $1 billion from approximately $440 million remaining as of June 30, 2025. “This announcement highlights the confidence we have in our growth strategy and underscores our proven ability to consistently generate strong free cash flow. For the full year 2025, we expect to return at least 70% of free cash flow to shareholders through dividends and share repurchases. We plan to take a dynamic approach to capital allocation as we invest in growth opportunities that position IDEX for continued value creation and success,” said Eric D. Ashleman, IDEX Corporation President and Chief Executive Officer. “In the near-term, we intend to deploy free cash flow towards expanding our capabilities through bolt-on acquisitions and returning capital to shareholders – all while continuing to deliver on our strategy as a growth compounder. We continue to apply our 8020 operating model across IDEX to help ensure we are directing resources toward the highest-return opportunities. Of note, in 2025, we have accelerated our buyback activity, repurchasing over $100 million in the first half of 2025 alone,” concluded Mr. Ashleman. The Board also approved a regular quarterly cash dividend of $0.71 per common share. This dividend will be paid on October 24, 2025 to shareholders of record as of October 10, 2025. This dividend represents the company’s 124th consecutive regular quarterly cash dividend payment. The newly announced increase in the share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. The share authorization may be suspended or discontinued at any time. Forward-Looking Statements This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, expectations regarding future return of capital to shareholders and plans with respect to capital allocation and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “likely to be,” “we believe,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries; the impact of severe weather events, natural disasters and public health threats; economic and political consequences resulting from terrorist attacks and wars; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; cybersecurity incidents; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in countries in which the Company operates; developments with respect to trade policy and existing, new or increased tariffs or other similar measures; changes to applicable laws and regulations, including tax laws; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10- K and the Company’s subsequent quarterly reports filed with the United States Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and the Company undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here. About IDEX IDEX Corporation (NYSE: IEX), a global engineered products company, is comprised of three primary business segments – Health & Science Technologies, Fluid & Metering Technologies, and Fire & Safety / Diversified Products. Thousands of IDEX employees around the world design and manufacture highly engineered components and applied solutions that are vital to the advances of modern life and help IDEX live its purpose – Trusted Solutions, Improving LivesTM. From satellite communications to water systems, from medical diagnostic components to emergency rescue tools and more, we collaborate with customers in the most critical industries to develop solutions that make the world better today and into the future. Founded in 1988, IDEX now includes more than 50 dynamic businesses around the world and manufacturing operations in more than 20 countries. Learn more about the impactful work we do at www.idexcorp.com.